EXHIBIT 99

          RCG Companies Incorporated Announces Election of New Officers

Charlotte, NC - May 3, 2005 - RCG Companies Incorporated (AMEX: RCG), a diversified travel and leisure company, announced today that it has elected six new officers.

William A. Goldstein, Chairman of both RCG and its wholly owned subsidiary, Farequest Holdings, Inc., was elected Chief Executive Officer of RCG. Marc E. Bercoon, currently Chief Financial Officer of RCG, was elected President of RCG. Michael D. Pruitt was appointed Vice Chairman of RCG.

Three executives from the recently acquired OneTravel, Inc. have also been named officers of RCG. These executives are Philip A. Ferri, who was elected Chief Financial Officer of RCG; Henry Wang, who was elected Chief Information Officer of RCG; and Stephen J. Pello, who was elected Executive Vice President of Strategic Alliances of RCG.

Matthew D. Krieg, President of nPorta, Inc., a travel industry software development and consulting company, was elected Vice President of Strategic Planning of RCG.

Commenting on the elections, Chairman and CEO William Goldstein said, "I am excited to have added these seasoned executives to the RCG management team. The executives we retained in connection with the OneTravel acquisition have vast experience in the travel industry and are strong in execution as evidenced by the progress they have made with OneTravel, which is tracking ahead of our expectations. I look forward to working with our team as we complete the integration of our three main travel divisions and strive to become a force in the online and offline travel space."

Details of these officer elections will be filed in the Company's 8-K.

About RCG Companies Incorporated

RCG Companies Incorporated (www.rcgcompanies.com) derives a majority of its revenues from its travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand (www.suntrips.com); Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS (www.1800cheapseats.com); and the newly acquired OneTravel, Inc. (www.onetravel.com).

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.


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Forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisition of Farequest Holdings, Inc. and the recent acquisition of OneTravel, Inc. There is also a risk that the Company's shareholders will not approve certain matters related to the sale of preferred stock, which would trigger a redemption, which the Company may not be able to fund. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including the Company's historical losses and negative cash flow, its need for additional capital, and that future financing, if available, will dilute the Company's current common stockholders.

Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

RCG Companies Incorporated
Bryan Crutchfield, (917) 443-9336
crutch@1800cheapseats.com
Marc Bercoon, (770) 730-2860
marc@1800cheapseats.com